Exhibit 99.1

EQM Technologies & Energy Inc. ANNOUNCEs THIRD QUARTER RESULTS

ENVIRONMENTAL SERVICES SEGMENT REPORTS SUBSTANTIAL

IMPROVEMENTS IN OPERATING RESULTS

Cincinnati, OH, November 14, 2012 – EQM Technologies & Energy, Inc. (OTCQB: EQTE) (“EQM”), a leading provider of environmental services to government and commercial businesses, today announced results for the third quarter ended September 30, 2012.

Revenue for the quarter ended September 30, 2012 was $26.0 million compared to $23.5 million for the third quarter of the prior year. Operating income for the third quarter was $0.1 million compared to an operating loss of $2.7 million for the third quarter of 2011. Net loss for the third quarter was $0.2 million, or $0.00 per share, compared to a net loss of $1.1 million or $0.04 per share for the third quarter of 2011. EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2012 was a profit of $0.8 million compared to a loss of $2.0 million in 2011.

For the first nine months of 2012, EQM reported revenue of $53.8 million, compared to $57.7 million in the same period of 2011. Operating loss was $0.9 million for the nine months ended September 30, 2012, as compared with an operating loss of $5.6 million for the 2011 period. Net loss for the first nine months of 2012 was $0.9 million, or $0.02 per share, compared to a net loss of $3.1 million, or $0.14 per share for the same period in 2011. EBITDA for the nine months ended September 30, 2012 was a profit of $1.5 million compared to a loss of $5.0 million last year, with the improvement attributable principally to our environmental services business.

As recently announced, EQ, the company’s wholly owned subsidiary which provides environmental services, closed on a new $10 million loan agreement with First Financial Bank, N.A.

“We are very proud to be making our first earnings release as a public reporting company,” said James E. Wendle, President and Chief Operating Officer of EQM. “The improved financial results from our environmental services business are the direct result of operating improvements and cost reductions enacted in late 2011 and early 2012, and increased volume under government contracts, principally from services provided to the EPA. We believe that demand continues to be strong for environmental services. As such, we are anxious to continue our progress with this business segment and believe that we will be able to grow organically through leveraging our relationships with our existing public and private sector clients, and potentially through selected acquisitions,” according to Wendle.

“The biodiesel industry as a whole continues to be challenging, with producers experiencing higher raw feedstock costs, lower RIN values and lower wholesale margins. We are continually monitoring these market conditions, the potential for additional government support, as well both the short and long-term prospects of the biodiesel business, and are evaluating steps that we might take to improve our biodiesel operating results, including evaluating strategic alternatives related to our biodiesel business,” added Wendle.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA, which is a non-GAAP measure. EBITDA is determined by taking net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation to the comparable GAAP measure is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

EQM Technologies & Energy, Inc.

EQM, based in Cincinnati, OH, is a leading provider of environmental services - consulting & engineering, clean technology, and remediation & construction management - to the public and industrial sectors, with approximately 219 employees and satellite offices and operations in 10 states.  EQM has longstanding relationships and multi-year contracts with numerous federal agencies, including the Environmental Protection Agency and the Department of Defense (including the Air Force Center for Engineering & Environment, Naval Facilities Engineering Command, and the Army Corps of Engineers), as well as private sector clients across numerous industries.  For more information, please visit www.eqm.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties are described in greater detail in EQM‘s filings with the Securities and Exchange Commission. EQM is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

EQM Technologies & Energy, Inc.

Robert Galvin, 800-229-7495 or 513-742-7219

Chief Financial Officer

Fax: 513-825-7495

rgalvin@eqm.com

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2012	2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,430,256	$1,835,629
Accounts receivable, net	10,766,854	10,071,283
Cost and estimated earnings in excess of billings on uncompleted contracts, net	6,467,517	3,912,699
Inventory	126,824	55,777
Prepaid expenses and other current assets	776,170	760,550
Deferred income taxes	1,128,948	1,417,961

Total current assets	21,696,569	18,053,899

Property and equipment, net	5,084,148	5,460,610
Intangible assets, net	4,194,720	4,465,553
Goodwill	2,219,347	2,219,347
Other assets	845,908	724,630

Total Assets	$34,040,692	$30,924,039

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2012	2011
	(unaudited)
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$11,608,973	$7,185,270
Accrued expenses and other current liabilities	4,723,741	4,582,122
Billings in excess of costs and estimated earnings on uncompleted contracts	176,559	34,264
Financing agreement	6,577,878	5,967,733
Current portion of notes payable	-	407,680
Current portion of capitalized lease obligations	45,209	45,209
Derivative liabilities	581,290	1,560,437

Total current liabilities	23,713,650	19,782,715

Long-term liabilities:
Notes payable, less current portion	-	478,840
Convertible promissory notes, net	5,975,213	5,525,023
Capitalized lease obligations, less current portion	20,836	59,285
Deferred income taxes	243,342	179,802
Deferred rent	132,891	150,650

Total long-term liabilities	6,372,282	6,393,600

Total liabilities	30,085,932	26,176,315

Redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Convertible Preferred stock, 952,381 shares designated, 952,381 shares issued and outstanding at September 30, 2012 and December 31, 2011 at stated value; liquidation preference of $3,000,000	3,000,000	3,000,000

Stockholders' equity:
Common stock, $0.001 par value, 70,000,000 shares authorized; 40,473,570 shares issued and outstanding at September 30, 2012 and December 31 2011, respectively	40,474	40,474
Additional paid-in capital	7,270,278	7,172,436
Accumulated deficit	(6,355,992)	(5,465,186)

Total stockholders' equity	954,760	1,747,724

Total liabilities, redeemable preferred stock and stockholders' equity	$34,040,692	$30,924,039

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$25,955,677	$23,461,155	$53,798,092	$57,723,589

Cost of revenues	21,738,931	21,979,875	41,986,772	49,821,493
Gross profit	4,216,746	1,481,280	11,811,320	7,902,096

Operating expenses:
Selling, general and administrative expenses	3,720,194	3,804,224	11,621,262	12,441,575
Depreciation and amortization	361,085	377,671	1,062,007	1,068,251
Total operating expenses	4,081,279	4,181,895	12,683,269	13,509,826

Operating income (loss)	135,467	(2,700,615)	(871,949)	(5,607,730)

Other income (expense):
Change in fair value of derivative liabilities	90,347	363,120	1,021,224	493,743
Interest expense	(320,501)	(269,106)	(965,067)	(637,787)
Other income	234,425	-	324,891	-
Other income (expense), net	4,271	94,014	381,048	(144,044)

Income (loss) before income taxes	139,738	(2,606,601)	(490,901)	(5,751,774)

Income tax expense (benefit)	311,400	(1,460,061)	399,905	(2,655,061)

Net loss	$(171,662)	$(1,146,540)	$(890,806)	$(3,096,713)

Deemed dividend on redeemable Series A Convertible Preferred Stock	-	-	-	(947,027)

Net loss available to common stockholders	$(171,662)	$(1,146,540)	$(890,806)	$(4,043,740)

Basic and diluted net loss per share	$(0.00)	$(0.04)	$(0.02)	$(0.14)

Weighted average number of common shares outstanding - basic and diluted	40,650,387	29,216,529	39,106,399	28,100,494

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

EBITDA

Net Loss available to common stockholders (GAAP)	$(171,662)	$(1,146,540)	$(890,806)	$(4,043,740)
Add back the items:
Depreciation and amortization	361,085	377,671	1,062,007	1,068,251
Interest expense	320,501	269,106	965,067	637,787
Income tax expense (benefit)	311,400	(1,460,061)	399,905	(2,655,061)
EBITDA	$821,324	$(1,959,824)	$1,536,173	$(4,992,763)